UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 4, 2004

LEGALPLAY ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Florida	0-29219	98-0199508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 630, 1188 W. Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number (including area code)	(604) 689-5998

(Former name, former address and former fiscal year, if changed since last report)	(Zip Code)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes	X	No

Item 1.  CHANGES IN CONTROL OF REGISTRANT

No events to report.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

No events to report.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

No events to report.

Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

No events to report.

Item 5.  OTHER EVENTS

LegalPlay Entertainment Inc. (OTCBB: LPLE) announced today that following a recent meeting of the board of directors and management, it was determined that the current strategy in relation to the Company’s gaming operations is not providing sufficient results to build significant shareholder value. The Company has ascertained that competition in online gaming is extremely competitive and until such time that legislation is passed in the United States, the Skill Poker system will not be a popular choice for the online gaming consumer. LegalPlay Entertainment Inc. is seeking alternatives for its Skill Poker subsidiary including the possibility of divesting the company to a large gaming operator and will continue to operate the system until such time that a transaction is concluded.

Considering the rise in the demand and price for many industrial commodities, management and the board concluded that the Company should focus on a strategy to build shareholder value through the acquisition and development of under valued mineral assets with near term development potential.

With this new strategy in mind, the Company has begun discussions with respect to the acquisition of mineral properties or the participation in joint ventures with a number of parties. Currently, the Company is considering mineral properties with a focus on base metal commodities such as gold, silver and platinum / palladium. The Company intends to form a board of advisors to oversee the new direction and is currently discussing the strategy with a number of experienced mining executives.

Item 6.  RESIGNATION OF REGISTRANTS DIRECTOR

No events to report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

No events to report.

Item 8.  CHANGE IN FISCAL YEAR

No events to report.

Item 9.  Regulation FD disclosure.

No events to report.

Item 10.  Amendments to Registrant’s Code of Ethics, or Waiver of Provision of the Code    of Ethics

No events to report.

Item 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

No events to report.

Item 12.  Results of Operations and Financial Condition.

No events to report.

Exhibits:

99.1

News Release issued by the Company on June 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGALPLAY ENTERTAINMENT, INC.

/s/ Mark Glusing
Mark Glusing, President
June 4, 2004
Date

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEGALPLAY ENTERTAINMENT INC. ANNOUNCES NEW STRATEGY WITH A FOCUS ON PRECIOUS METALS EXPLORATION, SEEKS ALTERNATIVES FOR GAMING ASSETS.

Vancouver, Canada, June 1, 2004 – LegalPlay Entertainment Inc. (OTCBB: LPLE) announced today that following a recent meeting of the board of directors and management, it was determined that the current strategy in relation to the Company’s gaming operations is not providing sufficient results to build significant shareholder value. The Company has ascertained that competition in online gaming is extremely competitive and until such time that legislation is passed in the United States, the Skill Poker system will not be a popular choice for the online gaming consumer. LegalPlay Entertainment Inc. is seeking alternatives for its Skill Poker subsidiary including the possibility of divesting the company to a large gaming operator and will continue to operate the system until such time that a transaction is concluded. There can be no assurance that a buyer will be found for the Skill Poker subsidiary.

Considering the rise in the demand and price for many industrial commodities, management and the board concluded that the Company should focus on a strategy to build shareholder value through the acquisition and development of under valued mineral assets with near term development potential. There can be no assurance that the Company will be able to acquire and/or develop any such mineral assets and even if it does, the Company may not receive any revenues from such development.  As such, there can be no assurance that any new strategy will have any effect on the Company’s revenue or shareholder value.

 With this new strategy in mind, the Company has begun discussions with respect to the acquisition of mineral properties or the participation in joint ventures with a number of parties. Currently, the Company is considering mineral properties with a focus on base metal commodities such as gold, silver and platinum / palladium. The Company intends to form a board of advisors to oversee the new direction and is currently discussing the strategy with a number of experienced mining executives.  There can be no assurances that the Company will be able to form an advisory board or that such a board will be effective to assist the Company in its new direction.

The Company intends to conclude a transaction in the short term but there are no assurances that it will be successful in doing so or that any transaction will generate revenue to the Company.  The Company will also consider financing alternatives through debt, equity or a combination thereof.  There can be no assurances that the Company will be able to secure any financing.

On behalf of the Board of Directors,

Mr. Mark Glusing

President

This press release contains certain forward-looking information and statements concerning the company’s operations, performance and financial condition, including, in particular; the ability of the company to develop the ability of the company to conclude a transaction involving the divestiture of its Skill Poker subsidiary; the ability of the company to conclude a transaction involving the acquisition and development of a mineral property and the company’s ability to generate revenue from the acquisition; the ability of the company to establish a board of advisors with sufficient mining experience; the ability of the company to successfully conclude a transaction involve a financing. These statements are based upon a number of uncertainties and contingencies, many of which are beyond the control of the company.  Actual results may differ materially from those expressed or implied by such forward-looking statements.  This document is not intended to be and is not an advertisement for any securities of the company.

For further information please contact:

LegalPlay  Entertainment Inc.

Investor Relations

630 – 1188 West Georgia Street

Vancouver, B.C.

Canada, V6E 4A2

Tel: (604) 689-5998

Fax: (604) 689-8988

Email: Info@LegalPlay.com

Url:

 www.LegalPlay.com